EXHIBIT 22.b

                           CLASS A COMMON STOCK PROXY
                      ------------------------------------

                           HIRSCH INTERNATIONAL CORP.
                             200 Wireless Boulevard
                               Hauppauge, NY 11788

     This Proxy is Solicited on Behalf of the Board of Directors.

     The undersigned, revoking all previous proxies, hereby appoints Henry Arnberg, Paul Levine, Tas Tsonis and Herbert M. Gardner, and each of them, proxies with power of substitution to each, for and in the name of the undersigned to vote all shares of Class A Common Stock of Hirsch International Corp. (the "Company"), held of record by the undersigned on April 25, 1997 which the undersigned would be entitled to vote if present at the Annual Meeting of Shareholders of the Company to be held on June 20, 1997, at 10:00 a.m. at The Marriott Windwatch, 1717 Motor Parkway, Hauppauge, New York 11788, and any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting.

     The undersigned acknowledges receipt of the Notice of Annual Meeting, Proxy Statement and the Company's 1997 Annual Report.

     1. ELECTION OF DIRECTORS

     FOR all nominees listed             Withhold Authority to vote
     below (except as marked             for all nominees listed
     to the contrary below) ______       below ______

     (Instruction: To withhold authority to vote for an individual nominee strike a line through such nominee's name in the list below.)

                                 MARVIN BROITMAN
                              DOUGLAS SCHENENDORF
                                 RONALD KRASNITZ

     2. AMENDMENT OF STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER FROM 750,000 TO 1,050,000.

     FOR ______            AGAINST ______            ABSTAIN ______

     3. RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 31, 1998.

     FOR ______            AGAINST ______            ABSTAIN ______

     4. TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF

     FOR ______            AGAINST ______            ABSTAIN ______




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     PLEASE  SIGN ON THE  REVERSE  SIDE AND RETURN  THIS PROXY  PROMPTLY  IN THE
ENCLOSED ENVELOPE.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and when properly executed will be voted as directed herein. If no direction is given, this Proxy will be voted FOR Proposals 1, 2, 3 and 4.




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(Date)


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(Signature)


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(Signature, if held jointly)



     Please sign exactly as name appears below. If Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please list full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.



     Please sign, date and return promptly in the enclosed envelope. No postage need be affixed if mailed in the United States.